Exhibit 99.1

Investor Contact

John Springer
Vice President
Investor Relations
630.468.4797

SIRVA Reports Preliminary Results for the Nine Months Ended September 30, 2006

CHICAGO, January 31, 2007 —SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today announced preliminary financial results for the nine months ended September 30, 2006 as required by certain covenants under the Company’s credit facility.  The Company is in the process of performing various closing procedures, as well as finalizing certain open items.  The completion of these procedures could result in significant adjustments to the preliminary amounts reported in this release.  Therefore, all results reported in this release for 2006 should be considered preliminary until SIRVA completes these procedures and files its quarterly reports on Form 10-Q for 2006.

The Company announced a preliminary loss from continuing operations of $31.9 million, or $0.43 per diluted share, for the nine months ended September 30, 2006, as compared to a loss of $224.4 million, or $3.04 per diluted share, for the nine months ended September 30, 2005.  Including discontinued operations, the preliminary net loss was $36.4 million, or $0.49 per diluted share, for the nine months ended September 30, 2006, as compared to a net loss of $249.3 million, or $3.38 per diluted share, for the nine months ended September 30, 2005.  Revenues were $2,950.1 million for the nine months ended September 30, 2006, as compared to $2,823.9 million for the nine months ended September 30, 2005.

The September 30, 2005 results included herein represent results reported in the Company’s recently filed Forms 10-Q for 2005 (adjusted for discontinued operations), but differ from previously issued preliminary results for this period due to the Company finalizing its 2005 financial statements.  The financial results presented in this release reflect as discontinued operations the results of businesses that were divested prior to and in the first quarter of 2006, principally the U.S. Insurance Group, the Pickfords Record Management subsidiary in Australia and New Zealand and the Business Services Division in the United Kingdom and Ireland.

Financial results for the nine months ended September 30, 2005 and 2006 include certain non-comparable items.  Management believes that normalized financial measures, which exclude these non-comparable items, will facilitate a comparative evaluation of the Company’s underlying operating results.  A reconciliation of operating income from continuing operations to earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) from continuing operations on a reported and normalized basis is included at the end of this release.

Preliminary Results for the Nine Months Ended September 30, 2006

SIRVA’s revenue was $2,950.1 million for the nine months ended September 30, 2006, an increase of $126.2 million, or 4.5 percent, from $2,823.9 million for the same period in 2005.  Service revenue was $1,621.9 million for the nine months ended September 30, 2006, a decrease of $21.6 million, or 1.3 percent, from $1,643.5 million for the same period in 2005.  The decline in service revenue was driven by lower shipment volume in the Company’s Moving Services North America segment, which more than offset the impact of an increase in fixed-fee closings within the Company’s Global Relocation Services segment.  Home sale revenue was $1,328.2 million for the nine months ended September 30, 2006, an increase of $147.8 million, or 12.5 percent, from $1,180.4 million for the same period in 2005.

Operating income from continuing operations was $15.3 million for the nine months ended September 30, 2006, as compared to an operating loss of $103.1 million for the same period in 2005.  EBITDA from continuing operations was $33.1 million for the nine months ended September 30, 2006, as compared to a loss of $70.9 million for the same period in 2005.

On a normalized basis, operating income from continuing operations was $15.7 million for the nine months ended September 30, 2006, an increase of $2.5 million, or 19.9 percent, as compared to normalized operating income of $13.2 million for the same period in 2005.  The increase in operating income was driven by the Company’s Europe and Asia Pacific segment, where significant expense reductions (including a $3.0 million decrease in depreciation and amortization expense) and stabilizing European market conditions led to a significant reduction in operating losses versus the same period in 2005.  This improvement in performance more than offset the negative impact of the softening U.S. real estate market on both the Global Relocation and North America Moving Services segments, as well as higher corporate expenses.  Normalized EBITDA from continuing operations for the nine months ended September 30, 2006 was $44.0 million, a decrease of $1.4 million, or 2.8 percent, as compared to $45.4 million for the same period in 2005.

Conference Call Webcast

SIRVA will hold a conference call to discuss its preliminary results for the nine months ended September 30, 2006, on Tuesday, February 6, 2007, at 9 a.m. Eastern Time (ET).  To participate in the conference call, dial 866-362-5158 (Outside the United States dial 617-597-5397), and use the pass code 69624049.  A replay of the call will be available approximately one hour after the live broadcast ends and will be accessible until February 13, 2007.  To access the replay, dial (888) 286-8010 (Outside the United States dial 617-801-6888), and use pass code 81696264.

SIRVA’s call will also be Webcast by CCBN and can be accessed through the investor relations portion of SIRVA’s Web site at www.sirva.com.  It also will be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at

www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents, at www.streetevents.com. A replay of the call will be available through the investor relations portion of SIRVA’s Web site starting at 1 p.m. ET on February 6.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding our results, we also routinely disclose certain financial measures that are not recognized under generally accepted accounting principles (“GAAP”) within the meaning of Regulation G under the federal securities laws, including EBITDA.  Management believes this information is of interest to investors and facilitates more useful period-to-period comparisons of our financial results.  Pursuant to the requirements of Regulation G, we have provided in this release a definition and a calculation of EBITDA and a reconciliation of EBITDA from continuing operations to operating income from continuing operations, the most directly comparable GAAP measure.

About SIRVA, Inc.

SIRVA, Inc. is a leading provider of relocation solutions to a well-established and diverse customer base around the world.  The Company handles all aspects of relocation, including home purchase and home sale services, household goods moving, mortgage services and title insurance.  SIRVA conducts more than 300,000 relocations per year, transferring corporate and government employees along with individual consumers.  The Company operates in more than 40 countries with over 5,000 employees and an extensive network of agents and service providers. SIRVA’s well-recognized brands include ADAM, Allied, Allied Arthur Pierre, Allied International, Allied Pickfords, Allied Special Products, Allied Varekamp, DJK Residential, Global, Huet International, Kungsholms, Majortrans, northAmerican, northAmerican International, Pickfords, Rettenmayer, SIRVA Mortgage, SIRVA Relocation and SIRVA Settlement.

More information about SIRVA can be found on the Company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries.  There can be no assurance that future developments affecting the Company will be those anticipated by management.  These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Item 1A. Risk Factors” and other risks described in our 2005 Annual Report on Form 10-K.  We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

SIRVA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(In millions, except per share amounts)	Nine Months Ended September 30,
	2006	2005
Revenues:
Service revenue	$1,621.9	$1,643.5
Home sale revenue	1,328.2	1,180.4
Total revenues	2,950.1	2,823.9
Direct expenses:
Purchased transportation expense	953.9	991.3
Cost of homes sold	1,353.2	1,188.7
Other direct expense	370.0	369.8
Total direct expenses	2,677.1	2,549.8
Gross margin	273.0	274.1
Operating expenses:
General and administrative expense	250.2	309.3
Intangibles amortization	7.1	8.8
Restructuring expense	0.4	6.3
Impairments	—	52.8
Operating income (loss) from continuing operations	15.3	(103.1)
Interest expense, net	35.8	22.7
Debt extinguishment expense	10.5	—
Other income, net	(0.4)	—
Loss from continuing operations before income taxes	(30.6)	(125.8)
Income tax expense	1.3	98.6
Loss from continuing operations	(31.9)	(224.4)
Loss from discontinued operations, net of income tax expense (benefit) of $18.3 and $(3.8), respectively	(4.5)	(24.9)
Net loss	$(36.4)	$(249.3)
Basic and diluted loss per share:
Loss from continuing operations	$(0.43)	$(3.04)
Loss from discontinued operations	(0.06)	(0.34)
Net loss	(0.49)	(3.38)

SIRVA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(In millions, except share amounts)	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$49.8	$30.3
Short-term investments	58.5	40.2
Accounts and notes receivable, net of allowance for doubtful accounts of $15.9 and $19.3, respectively	450.3	351.3
Relocation properties held for resale, net	180.6	118.0
Mortgages held for resale	103.0	84.7
Other current assets	29.2	33.2
Total current assets	871.4	657.7
Property and equipment, net	93.7	114.7
Goodwill	285.2	325.8
Intangible assets, net	212.4	217.3
Other long-term assets	24.2	31.3
Total long-term assets	615.5	689.1
Total assets	$1,486.9	$1,346.8
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$143.3	$125.2
Accounts payable	262.6	189.5
Accrued purchased transportation expense	111.9	77.0
Cargo claims and insurance loss reserves	27.3	26.9
Deferred revenue and other deferred credits	70.4	49.9
Accrued income taxes	50.4	41.3
Other current liabilities	133.4	158.9
Total current liabilities	799.3	668.7
Long-term debt	478.6	434.7
Deferred income taxes	66.8	65.2
Other long-term liabilities	71.2	81.4
Total long-term liabilities	616.6	581.3
Total liabilities	1,415.9	1,250.0

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.01 par value, 500,000,000 shares authorized with 76,549,242 issued and 73,955,263 outstanding at September 30, 2006 and 76,537,345 issued and 73,943,366 outstanding at December 31, 2005	0.8	0.8
Additional paid-in-capital	489.5	487.3
Accumulated other comprehensive loss	(19.1)	(27.5)
Accumulated deficit	(390.1)	(353.7)
	81.1	106.9
Less cost of treasury stock, 2,593,979 shares at September 30, 2006 and December 31, 2005	(10.1)	(10.1)
Total stockholders’ equity	71.0	96.8
Total liabilities and stockholders’ equity	$1,486.9	$1,346.8

SIRVA, INC.
Supplemental Reconciliations
(unaudited)

(In millions)	Nine Months Ended September 30,
	2006	2005
Normalized Operating Income

Operating income (loss) — as reported	$15.3	$(103.1)

Independent and internal reviews expense	—	57.2
Europe restructuring and impairment charges	0.4	59.1

Normalized operating income	$15.7	$13.2

EBITDA

Loss from continuing operations before income taxes — as reported	$(30.6)	$(125.8)

Interest expense, net	34.2	21.4
Depreciation and amortization	29.5	33.5

EBITDA	$33.1	$(70.9)

Note: Amortization of debt issuance costs of $1.6 and $1.3 for the nine months ended September 30, 2006 and 2005, respectively, have been excluded from interest expense in this schedule and included in depreciation and amortization.

Normalized EBITDA

EBITDA	$33.1	$(70.9)

Independent and internal reviews expense	—	57.2
Debt extinguishment	10.5	—
Europe restructuring and impairment charges	0.4	59.1

Normalized EBITDA	$44.0	$45.4